Exhibit 5.1

GRAUBARD MILLER

THE CHRYSLER BUILDING

405 LEXINGTON AVENUE

NEW YORK, NEW YORK 10174

January 8, 2021

Fusion Fuel Green plc

10 Earlsfort Terrace

Dublin 2, D02 T380, Ireland

Ladies and Gentlemen:

We have acted as U.S. securities counsel for Fusion Fuel Green plc, a public limited company incorporated in Ireland (“Parent”) in connection with the preparation of the Registration Statement on Form F-1 (“Registration Statement”) filed by Parent under the Securities Act of 1933, as amended (“Securities Act”), which constitutes both a new registration statement and Post-Effective Amendment No. 1 on Form F-1 to the registration statement on Form F-4 (File No. 333-245052) filed by Parent and declared effective by the Securities and Exchange Commission on November 10, 2020. The combined prospectus (“Prospectus”) included in the Registration Statement covers (a) the issuance by Parent of (i) an aggregate of 7,750,000 Class A ordinary shares of Parent (“Class A Ordinary Shares”) issuable upon the exercise of warrants of Parent (“Warrants”), each Warrant exercisable for one Class A Ordinary Share at an initial exercise price of $11.50 per share, which were previously registered on the Form F-4, and (ii) 3,762,000 Class A Ordinary Shares issuable upon the exercise of Warrants issued by Parent in private placements which Warrants are registered for resale by the selling securityholders named in the Registration Statement, to the extent that such Warrants are transferred prior to their exercise, and (b) the resale by the selling securityholders named in the Registration Statement of an aggregate of up to 4,372,892 Warrants and an aggregate of up to 10,759,133 Class A Ordinary Shares.

On December 10, 2020, Parent consummated a business combination with HL Acquisitions Corp., a British Virgin Islands company (“HL”) and Fusion Welcome – Fuel, S.A. a public limited company domiciled in Portugal, sociedade anónima (“Fusion Fuel”) pursuant to the terms of the amended and restated business combination agreement dated as of August 25, 2020 (“Business Combination Agreement”). Upon consummation of the merger of Fusion Fuel Atlantic Limited, A British Virgin Islands business company and wholly-owned subsidiary of Parent (“Merger Sub”) with and into HL (the “Merger”), as the first step in the business combination, (i) the 6,433,356 outstanding HL ordinary shares were converted into an aggregate of 6,433,356 Class A Ordinary Shares, (ii) the 5,500,000 outstanding rights of HL were exchanged for an aggregate of 550,000 HL ordinary shares, which were then converted into an aggregate of 550,000 Class A Ordinary Shares, (iii) each of the 7,750,000 warrants of HL (“Old HL Warrants”) were automatically adjusted pursuant to their terms into an aggregate of 7,750,000 Warrants of Parent, (iv) outstanding unit purchase options of HL were exchanged for 50,000 HL ordinary shares which were then converted into an aggregate of 50,000 Class A Ordinary Shares, and (v) certain convertible promissory notes of HL were converted into an aggregate of 500,000 warrants of HL, which were then automatically adjusted pursuant to their terms into an aggregate of 500,000 Warrants of Parent. Upon consummation of the acquisition by Parent of all of the issued and outstanding shares of Fusion Fuel (the “Share Exchange”), as the second step in the business combination, the shareholders of Fusion Fuel received, 2,125,000 Class B ordinary shares of Parent, 2,125,000 Warrants, and the right to receive up to an additional 1,137,000 Class A Ordinary Shares and 1,137,000 Warrants upon the satisfaction of certain earnout conditions set forth in the Business Combination Agreement.

The Warrants are governed by an Amended and Restated Warrant Agreement (the “Restated Warrant Agreement”) entered into by Parent and Continental Stock Transfer & Trust Company, as warrant agent (“Continental”), on December 10, 2020, following the assumption by Parent in the novation agreement with HL and Continental dated December 10, 2020 (“Novation Agreement”) of all of the liabilities, duties, and obligations of HL under and in respect of the existing warrant agreement (“Prior Warrant Agreement”).

We have examined the Prior Warrant Agreement, Novation Agreement, Restated Warrant Agreement, Registration Statement, Prospectus, and such other documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of Parent.

Based upon the foregoing, we are of the opinion that:

1. The Warrants which were automatically adjusted pursuant to the terms of the Old HL Warrants, of which an aggregate of 1,110,892 Warrants are registered for resale by the selling securityholders named in the Registration Statement, constitute legal, valid and binding obligations of Parent under the laws of the State of New York, enforceable against it in accordance with the terms of the Warrants, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2. The 2,125,000 Warrants which were issued in the Share Exchange, and which are registered for resale by the selling securityholders named in the Registration Statement, constitute legal, valid and binding obligations of Parent under the laws of the State of New York, enforceable against it in accordance with the terms of the Warrants, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3. The 1,137,000 Warrants issuable upon the satisfaction of certain earnout conditions set forth in the Business Combination Agreement, when duly executed in accordance with the Restated Warrant Agreement and issued and delivered against payment therefor in accordance with and in the manner described in the Business Combination Agreement and the Restated Warrant Agreement, will constitute legal, valid and binding obligations of Parent under the laws of the State of New York, enforceable against it in accordance with the terms of the Warrants, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Our opinion is based on the laws of the State of New York as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller